UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 Of 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 26, 2007

Central Garden & Pet Company

(Exact name of registrant as specified in its charter)

Delaware	001-33268	68-0275553
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1340 Treat Boulevard, Suite 600, Walnut Creek, California	94597
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (925) 948-4000

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 26, 2007, Bradley Johnson resigned for personal and family reasons from his position as President, Garden Group of Central Garden & Pet Company (the “Company”). In connection with his resignation, Mr. Johnson and the Company entered into a Separation Agreement and General Release of All Claims, a copy of which is attached hereto as Exhibit 99.1 and incorporated by reference herein.

On October 30, 2007, the Company entered into a Separation Agreement with Glenn Novotny, the Company’s former Chief Executive Officer. A copy of the agreement is attached hereto as Exhibit 99.2 and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

99.1	Separation Agreement and General Release of All Claims between Bradley Johnson and Central Garden & Pet Company, dated October 26, 2007 and October 29, 2007.

99.2	Separation Agreement between Glenn Novotny and Central Garden & Pet Company, dated October 30, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL GARDEN & PET COMPANY

By:	/s/ William E. Brown
William E. Brown
Chairman and Chief Executive Officer

Dated: November 1, 2007

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